UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 2, 2010

Pan American Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mountain View Center

12303 Airport Way, Suite 200

Broomfield, CO 80021

(Address of principal executive offices) (Zip Code)

(303) 327 1587

Company’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective upon the completion of the reincorporation discussed in Items 3.03 and 5.03 below, the Board of Directors of Pan American Goldfields Ltd., a Delaware corporation (“Pan American Delaware”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of Pan American Delaware’s directors and executive officers after completion of the reincorporation discussed in Items 3.03 and 5.03 below.  Pan American Delaware’s Board of Directors further authorized Pan American Delaware to enter into the Indemnification Agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board of Directors.

The Indemnification Agreement supplements and clarifies existing indemnification provisions of Pan American Delaware’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the Indemnification Agreement.  The Indemnification Agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On July 2, 2010, Pan American Goldfields Ltd. (formerly known as Mexoro Minerals Ltd.), a Colorado corporation (“Pan American Colorado”), merged with and into its wholly-owned subsidiary, Pan American Delaware, for the purpose of changing Pan American Colorado’s state of incorporation from Colorado to Delaware (the “Reincorporation”). The Reincorporation was accomplished pursuant to an Agreement and Plan of Merger, dated July 2, 2010 (the “Merger Agreement”), which was approved by Pan American Colorado’s shareholders at the 2010 Annual Meeting held on May 24, 2010.

As a result of the Reincorporation and pursuant to the Merger Agreement, each share of Pan American Colorado common stock was converted into one share of Pan American Delaware common stock.  All options, warrants, purchase rights or other securities of Pan American Colorado outstanding at the time of the Reincorporation entitling the holders thereof to receive shares of Pan American Colorado common stock upon exercise now represent the right to receive an identical number of shares of Pan American Delaware common stock.  Each certificate representing shares of common stock of Pan American Colorado now represents the same number of shares of common stock of Pan American Delaware.  Pan American Delaware common stock will continue to trade on the OTC Bulletin Board (the “OTCBB”) under the symbol “MXOM” and we expect that the OTCBB will update Pan American Delaware’s stock symbol on or about July 9, 2010.  The Reincorporation did not result in any change in the business, management, fiscal year, office locations, assets, liabilities, or employees of Pan American Colorado, and the officers and directors of Pan American Colorado are now the officers and directors of Pan American Delaware.

As a result of the Reincorporation, Pan American Delaware is the successor issuer to Pan American Colorado and succeeds to the attributes of Pan American Colorado as the registrant in filings made under the Securities and Exchange Act of 1934 (the “Exchange Act”).  Pan American Delaware common stock is deemed to be registered under Section 12(g) of the Exchange Act, and Pan American Delaware is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will file reports and other information with the Securities and Exchange Commission (“SEC”).  The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 2.1.

Pursuant to the Reincorporation, our Board of Directors and shareholders adopted the Certificate of Incorporation (the “Delaware Certificate”) and the Bylaws (the “Delaware Bylaws”) of Pan American Delaware, each which became effective concurrently with the effectiveness of the Reincorporation. The Delaware Certificate and Delaware Bylaws supersede the Articles of Incorporation and Bylaws of Pan American Colorado.  The Delaware Certificate and the Delaware Bylaws were adopted in order to reflect the Reincorporation in the State of Delaware and to implement provisions deemed by our Board of Directors to be in the best interests of the company and our shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with our Reincorporation from Colorado to Delaware as disclosed under Item 3.03 above, the Delaware Certificate and Delaware Bylaws are now our new governing documents.  The disclosure under Item 3.03 is incorporated herein by reference.  For a description of the differences between the rights of holders of common stock of Pan American Colorado and the common stock of Pan American Delaware, see a discussion under the heading “Comparison of Shareholder Rights Before and After the Reincorporation” in the Definitive Proxy on Schedule 14A, as filed with the SEC on April 9, 2010. Copies of the Delaware Certificate and Delaware Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated July 2, 2010, by and between Pan American Goldfields Ltd. (formerly known as Mexoro Minerals Ltd.), a Colorado corporation, and Pan American Goldfields Ltd., a Delaware corporation.

3.1	Certificate of Incorporation.

3.2	Bylaws.

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Dated:  July 6, 2010

By:  /s/ George Young

Name: George Young

Title:  President

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated July 2, 2010, by and between Pan American Goldfields Ltd. (formerly known as Mexoro Minerals Ltd.), a Colorado corporation, and Pan American Goldfields Ltd., a Delaware corporation.

3.1	Certificate of Incorporation.

3.2	Bylaws.

10.1	Form of Indemnification Agreement.